Exhibit 99.1

CERTIFICATION

     Pursuant to 18 U.S.C. § 1350, the undersigned officer of United Bankshares, Inc. (the “Company”), hereby certifies, to such officer’s knowledge, that the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	May 13, 2003	/s/ Richard M. Adams

Name: Richard M. Adams Title: Chief Executive Officer